UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2017

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, the board of directors of Verso Corporation (“Verso”) elected B. Christopher DiSantis the President and Chief Executive Officer and a director of Verso. Biographical, compensatory and other information about Mr. DiSantis is set forth in Verso’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2017, which information is incorporated by reference herein. In connection with joining Verso, Mr. DiSantis will enter into a standard indemnification agreement with Verso in the form previously approved by its board of directors, which is Exhibit 10.6 to Verso’s current report on Form 8-K filed with the SEC on July 19, 2016, and is incorporated by reference herein.

On January 31, 2017, and as planned in connection with the commencement of Mr. DiSantis’ service with Verso, Peter H. Kesser, who had served as the President of Verso on an interim basis since September 1, 2016, resigned from such position. Mr. Kesser continues to serve as the Senior Vice President, General Counsel and Secretary of Verso. In addition, on January 31, 2017, and as contemplated upon its formation, Verso’s Office of the Chief Executive, which consisted of Mr. Kesser and three other executive officers who had led the management of Verso since September 1, 2016, was dissolved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President
General Counsel and Secretary